STAG INDUSTRIAL ANNOUNCES FIRST QUARTER
2020 RESULTS

Boston, MA — April 30, 2020 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended March 31, 2020.

“STAG has had a great start to 2020 with strong first quarter operating results and an extremely defensive balance sheet,” said Ben Butcher, Chief Executive Officer of the Company. “Our company is well positioned in this environment given our broadly diversified portfolio of industrial real estate, which is supported by significant liquidity and historically low leverage.”

First Quarter 2020 Highlights

•
Reported $0.42 of net income per basic and diluted common share for the first quarter of 2020, as compared to $0.05 of net income per basic and diluted common share for the first quarter of 2019. Reported $62.1 million of net income attributable to common stockholders for the first quarter of 2020 compared to net income attributable to common stockholders of $5.8 million for the first quarter of 2019.

•
Achieved $0.47 of Core FFO per diluted share for the first quarter of 2020, an increase of 4.4% compared to the first quarter of 2019 Core FFO per diluted share of $0.45. Generated Core FFO of $70.6 million for the first quarter of 2020 compared to $53.2 million for the first quarter of 2019, an increase of 32.8%.

•	Produced Cash NOI of $93.7 million for the first quarter of 2020, an increase of 25.1% compared to the first quarter of 2019 of $74.9 million.

•	Produced Cash Available for Distribution of $56.0 million for the first quarter of 2020, an increase of 14.2% compared to the first quarter of 2019 of $49.0 million.

•	Acquired nine buildings in the first quarter of 2020, consisting of 1.6 million square feet, for $119.3 million with a Cash Capitalization Rate of 6.7% and a Straight-Line Capitalization Rate of 7.2%.

•	Sold three buildings in the first quarter of 2020, consisting of 1.2 million square feet for $101.5 million, resulting in a gain of $46.8 million.

•	Achieved an Occupancy Rate of 96.2% on the total portfolio and 97.0% on the Operating Portfolio as of March 31, 2020.

•	Commenced Operating Portfolio leases of 1.8 million square feet for the first quarter of 2020, resulting in a Cash Rent Change and Straight-line Rent Change of 3.3% and 11.2%, respectively.

•	Experienced 87.5% Retention for 1.5 million square feet of leases expiring in the quarter.

•	Produced Same Store Cash NOI of $73.4 million for the first quarter of 2020, an increase of 2.5% compared to the first quarter of 2019 of $71.6 million.

•	Raised net proceeds of $311.0 million of equity through a follow-on offering during the first quarter of 2020, inclusive of a forward component.

•	Collected 99% of March base rental billings and 90% of April base rental billings to date.

•	Subsequent to quarter end, on April 17, 2020, refinanced a total of $300 million term loan debt due to mature in the next twelve months.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, Friday, May 1, 2020 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

FIRST QUARTER 2020 KEY FINANCIAL MEASURES

	Three months ended March 31,
Metrics	2020	2019	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$62,072	$5,807	968.9%
Net income per common share — basic	$0.42	$0.05	740.0%
Net income per common share — diluted	$0.42	$0.05	740.0%
Cash NOI	$93,721	$74,929	25.1%
Same Store Cash NOI (1)	$73,394	$71,628	2.5%
Adjusted EBITDAre	$84,608	$67,637	25.1%
Core FFO	$70,620	$53,187	32.8%
Core FFO per share / unit — basic	$0.47	$0.45	4.4%
Core FFO per share / unit — diluted	$0.47	$0.45	4.4%
Cash Available for Distribution	$55,966	$49,019	14.2%
 (1) The Same Store pool accounted for 80.0% of the total portfolio square footage as of March 31, 2020.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended March 31, 2020, the Company acquired 9 buildings for $119.3 million with an Occupancy Rate of 100.0% upon acquisition. The chart below details the acquisition activity for the quarter:

FIRST QUARTER 2020 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Detroit, MI	1/10/2020	491,049	1	$29,543	4.0
Rochester, NY	1/10/2020	124,850	1	8,565	3.7
Minneapolis/St Paul, MN	2/6/2020	139,875	1	10,460	11.0
Sacramento, CA	2/6/2020	160,534	1	18,468	7.7
Richmond, VA	2/6/2020	78,128	1	5,481	9.9
Milwaukee/Madison, WI	2/7/2020	81,230	1	7,219	3.8
Detroit, MI	2/11/2020	311,123	1	23,141	9.5
Philadelphia, PA	3/9/2020	78,000	1	6,571	15.1
Tulsa, OK	3/9/2020	134,600	1	9,895	10.0
Total / weighted average		1,599,389	9	$119,343	7.3	6.7%	7.2%

The chart below details the 2020 acquisition activity and Pipeline through April 30, 2020:

2020 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	1,599,389	9	$119,343	7.3	6.7%	7.2%
Total / weighted average	1,599,389	9	$119,343	7.3	6.7%	7.2%

As of April 30, 2020
Subsequent to quarter-end acquisitions	N/A	N/A	N/A

Pipeline	33.0 million	145	$2.6 billion

The chart below details the disposition activity for the three months ended March 31, 2020:

2020 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	1,182,606	3	$101,500
Total	1,182,606	3	$101,500

Operating Portfolio Leasing Activity

The chart below details the leasing activity for leases commenced during the three months ended March 31, 2020:

FIRST QUARTER 2020 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New leases	427,471	4.9	$4.18	$4.38	$1.14	$0.42	(2.0)%	4.5%
Renewal Leases	1,346,254	4.1	$4.56	$4.72	$0.26	$0.40	4.9%	13.2%	87.5%
Total / weighted average	1,773,725	4.3	$4.47	$4.64	$0.47	$0.41	3.3%	11.2%
Note: The table above represents leases commencing during the quarter.

Subsequent to quarter end, as of April 30th, the Company has collected 99% of March base rental billings and 90% of April base rental billings. An additional 2% of April base rental billings yet to be received relates to four investment grade tenants who are expected to remit payment in the near future, bringing the total to 92%. The timing of these expected payments is consistent with past practices. Of the remaining 8% of uncollected base rental billings, 5% of April base rental billings are associated with well capitalized tenants and tenants working through logistical issues related to payment. The remaining 3% of April base rental billings currently outstanding relates to smaller tenants that have been impacted by the pandemic.

Capital Market Activity

On January 13, 2020, the Company completed a public offering of 10,062,500 shares, inclusive of 5,600,000 shares sold upon completion of the offering and 4,462,500 shares sold on a forward basis. The Company raised net proceeds of $311.0 million. The Company settled $173.1 million in net proceeds up front, and has the ability to settle the remaining $136.3 million in net proceeds between now and January 13, 2021.

On March 25, 2020, the Company drew the remaining $100 million of the previously partially funded $200 million unsecured term loan.

In March 2020, the Company drew $218.0 million on the Company’s revolving credit facility resulting in a balance of $225.0 million at March 31, 2020. The Company has $324.9 million of cash and cash equivalents as of March 31, 2020.

As of March 31, 2020, net debt to annualized Run Rate Adjusted EBITDAre was 4.4x and Liquidity was $596.9 million.

Subsequent to quarter end, on April 17, 2020, the Company refinanced $300 million of unsecured debt previously scheduled to mature within the next year. The new term loan has an initial maturity date of April 16, 2021 and is subject to two one-year extension options at the Company’s discretion, subject to certain conditions, which do not include the lenders' consent. The new term loan bears a current interest rate of LIBOR plus a spread of 1.50%, subject to a minimum LIBOR rate of 0.25%. The Company entered into four interest rate swaps to fix the interest rate on the new term loan, which will bear a fixed interest rate of 1.78% inclusive of these swaps.

Conference Call

The Company will host a conference call tomorrow, Friday, May 1, 2020, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13701422.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	March 31, 2020	December 31, 2019
Assets
Rental Property:
Land	$443,427	$435,923
Buildings and improvements, net of accumulated depreciation of $416,654 and $387,633, respectively	3,155,744	3,087,435
Deferred leasing intangibles, net of accumulated amortization of $256,537 and $241,304, respectively	473,610	475,149
Total rental property, net	4,072,781	3,998,507
Cash and cash equivalents	324,877	9,041
Restricted cash	16,506	2,823
Tenant accounts receivable	62,144	57,592
Prepaid expenses and other assets	37,312	38,231
Interest rate swaps	—	303
Operating lease right-of-use assets	22,528	15,129
Assets held for sale, net	1,157	43,019
Total assets	$4,537,305	$4,164,645
Liabilities and Equity
Liabilities:
Unsecured credit facility	$225,000	$146,000
Unsecured term loans, net	971,701	871,375
Unsecured notes, net	572,982	572,883
Mortgage notes, net	54,289	54,755
Accounts payable, accrued expenses and other liabilities	55,404	53,737
Interest rate swaps	48,714	18,819
Tenant prepaid rent and security deposits	21,552	21,993
Dividends and distributions payable	18,301	17,465
Deferred leasing intangibles, net of accumulated amortization of $13,357 and $12,064, respectively	27,784	26,738
Operating lease liabilities	24,464	16,989
Total liabilities	2,020,191	1,800,754
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized at March 31, 2020 and December 31, 2019, respectively,
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at March 31, 2020 and December 31, 2019	75,000	75,000
Common stock, par value $0.01 per share, 300,000,000 shares authorized at March 31, 2020 and December 31, 2019, respectively, 148,708,031 and 142,815,593 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	1,487	1,428
Additional paid-in capital	3,142,495	2,970,553
Cumulative dividends in excess of earnings	(714,799)	(723,027)
Accumulated other comprehensive loss	(47,860)	(18,426)
Total stockholders’ equity	2,456,323	2,305,528
Noncontrolling interest	60,791	58,363
Total equity	2,517,114	2,363,891
Total liabilities and equity	$4,537,305	$4,164,645

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2020	2019
Revenue
Rental income	$118,339	$95,615
Other income	209	87
Total revenue	118,548	95,702
Expenses
Property	21,947	19,511
General and administrative	10,373	9,212
Depreciation and amortization	52,688	42,303
Loss on impairments	—	5,344
Other expenses	476	399
Total expenses	85,484	76,769
Other income (expense)
Interest and other income	79	16
Interest expense	(14,864)	(12,834)
Gain on the sales of rental property, net	46,759	1,274
Total other income (expense)	31,974	(11,544)
Net income	$65,038	$7,389
Less: income attributable to noncontrolling interest after preferred stock dividends	1,598	214
Net income attributable to STAG Industrial, Inc.	$63,440	$7,175
Less: preferred stock dividends	1,289	1,289
Less: amount allocated to participating securities	79	79
Net income attributable to common stockholders	$62,072	$5,807
Weighted average common shares outstanding — basic	147,570	114,721
Weighted average common shares outstanding — diluted	147,656	114,993
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.42	$0.05
Net income per share attributable to common stockholders — diluted	$0.42	$0.05

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended March 31,
	2020	2019
NET OPERATING INCOME RECONCILIATION
Net income	$65,038	$7,389
General and administrative	10,373	9,212
Transaction costs	51	74
Depreciation and amortization	52,688	42,303
Interest and other income	(79)	(16)
Interest expense	14,864	12,834
Loss on impairments	—	5,344
Other expenses	425	325
Gain on the sales of rental property, net	(46,759)	(1,274)
Net operating income	$96,601	$76,191

Net operating income	$96,601	$76,191
Straight-line rent adjustments, net	(4,985)	(2,180)
Straight-line termination, solar and other income adjustments, net	1,121	(43)
Amortization of above and below market leases, net	984	961
Cash net operating income	$93,721	$74,929

Cash net operating income	$93,721
Cash NOI from acquisitions' and dispositions' timing	800
Cash termination, solar and other income	(1,182)
Run Rate Cash NOI	$93,339

Same Store Portfolio NOI
Total NOI	$96,601	$76,191
Less: NOI non-same-store properties	(21,643)	(2,854)
Termination, solar and other adjustments, net	(61)	(65)
Same Store NOI	$74,897	$73,272
Less: straight-line rent adjustments, net	(2,367)	(2,585)
Amortization of above and below market leases, net	864	941
Same Store Cash NOI	$73,394	$71,628

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$65,038	$7,389
Depreciation and amortization	52,688	42,303
Interest and other income	(79)	(16)
Interest expense	14,864	12,834
Loss on impairments	—	5,344
Gain on the sales of rental property, net	(46,759)	(1,274)
EBITDAre	$85,752	$66,580

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$85,752	$66,580
Straight-line rent adjustments, net	(4,970)	(2,213)
Amortization of above and below market leases, net	984	961
Non-cash compensation expense	2,852	2,278
Termination, solar and other income, net	(61)	(43)
Transaction costs	51	74
Adjusted EBITDAre	$84,608	$67,637

Adjusted EBITDAre	$84,608
Adjusted EBITDAre from acquisitions' and dispositions' timing	800
Run Rate Adjusted EBITDAre	$85,408

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2020	2019
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$65,038	$7,389
Rental property depreciation and amortization	52,617	42,229
Loss on impairments	—	5,344
Gain on the sales of rental property, net	(46,759)	(1,274)
Funds from operations	$70,896	$53,688
Preferred stock dividends	(1,289)	(1,289)
Amount allocated to restricted shares of common stock and unvested units	(221)	(247)
Funds from operations attributable to common stockholders and unit holders	$69,386	$52,152

Funds from operations attributable to common stockholders and unit holders	$69,386	$52,152
Amortization of above and below market leases, net	984	961
Transaction costs	51	74
Non-recurring dead deal costs	199	—
Core funds from operations	$70,620	$53,187

Weighted average common shares and units
Weighted average common shares outstanding	147,570	114,721
Weighted average units outstanding	3,411	3,707
Weighted average common shares and units - basic	150,981	118,428
Dilutive shares	86	272
Weighted average common shares, units, and other dilutive shares - diluted	151,067	118,700
Core funds from operations per share / unit - basic	$0.47	$0.45
Core funds from operations per share / unit - diluted	$0.47	$0.45

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION
Core funds from operations	$70,620	$53,187
Non-rental property depreciation and amortization	71	74
Straight-line rent adjustments, net	(4,970)	(2,213)
Straight-line termination, solar and other income adjustments, net	1,121	(43)
Recurring capital expenditures	(319)	(111)
Non-recurring capital expenditures	(7,458)	(3,089)
Capital expenditures reimbursed by tenants	(2,787)	—
New lease commissions and tenant improvements	(3,180)	(950)
Renewal lease commissions and tenant improvements	(660)	(732)
Non-cash portion of interest expense	676	618
Non-cash compensation expense	2,852	2,278
Cash available for distribution	$55,966	$49,019

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Available for Distribution: Cash Available for Distribution represents Core FFO, excluding non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense, and deducts capital expenditures reimbursed by tenants, recurring and non-recurring capital expenditures, and leasing commissions and tenant improvements.

Cash Available for Distribution should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements.

Cash Available for Distribution excludes, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, our calculation of Cash Available for Distribution may not be comparable to similarly titled measures disclosed by other REITs.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, and Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, interest and other income, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes transaction costs, termination income, solar income, revenue associated with one-time tenant reimbursements of capital expenditures, straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, loss on extinguishment of debt, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes transaction costs, amortization of above and below market leases, net, loss on extinguishment of debt, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CoStar based on the building address. If the building is located outside of a CoStar defined market, the city and state is reflected.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, transaction costs, gain (loss) on involuntary conversion, loss on extinguishment of debt, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income, solar income and revenue associated with one-time tenant reimbursements of capital expenditures. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements. Non-Recurring Capital Expenditures funded by parties other than the Company or capital expenditures reimbursed by tenants in lump sum and Acquisition Capital Expenditures are excluded.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all warehouse and light manufacturing assets that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office assets, assets contained in the Value Add Portfolio, and assets classified at held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life. Recurring Capital Expenditures funded by parties other than the Company are excluded.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented. Same Store GAAP NOI and Same Store Cash NOI exclude termination fees, solar income, and revenue associated with one-time tenant reimbursements of capital expenditures.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:

•	if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;

•
if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of average annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:

•	less than 75% occupied as of the acquisition date;

•	will be less than 75% occupied due to known move-outs within two years of the acquisition date;

•	out of service with significant physical renovation of the asset;

•	development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.